Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), entered into this 11th day of December, 2020 (the “Execution Date”), but effective for all purposes as of 7:00 a.m. (Central Time) on November 1, 2020, is from Chesapeake Energy Corporation, an Oklahoma corporation (“CHK”), Chesapeake Exploration, L.L.C., an Oklahoma limited liability company(“CELLC”) and Chesapeake E&P Holding, L.L.C., an Oklahoma limited liability company (“CHK E&P,” and together with CHK and CELLC “Assignors”), to Tapstone Energy, LLC, a Delaware limited liability company (“Assignee”). Assignors and Assignee may be referred to individually as a “Party” and collectively as the “Parties”.

Recitals

A.    CELLC, Chesapeake Operating, L.L.C., an Oklahoma limited liability company, MC Mineral Company, L.L.C., an Oklahoma limited liability company, Chesapeake Royalty, L.L.C., an Oklahoma limited liability company, Chesapeake VRT, L.L.C., an Oklahoma limited liability company, Ventura, LLC, an Oklahoma limited liability company, Coronado Pipeline Company LLC, an Oklahoma limited liability company, Empress Properties, L.L.C., an Oklahoma limited liability company and Chesapeake Land Development Company, L.L.C., an Oklahoma limited liability company (collectively, “Sellers”), and Assignee entered into that certain Purchase and Sale Agreement, dated as of October 9, 2020 (as such agreement may be amended, supplemented or otherwise modified form time to time, the “Purchase Agreement”).

B.    Assignors are party to those certain contracts listed on Exhibit A, which are applicable to the Properties (as defined in the Purchase Agreement) or the production of Hydrocarbons (as defined in the Purchase Agreement) from the Properties (the “CHKR Documents”).

C.    On November 13, 2020, the United States Bankruptcy Court for the Southern District of Texas, Houston Division entered an Order (I) Authorizing the Sale of the Debtors’ Mid-Con Assets Free and Clear of Liens, Claims, Encumbrances, and Interests (II) Authorizing the Debtors to Enter into and Perform Under the Definitive Purchase Agreements, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (IV) Granting Related Relief (the “Sale Order”) in the bankruptcy cases of Chesapeake Energy Corporation and certain of its affiliates.

D.    Pursuant to the Purchase Agreement, Sellers and Assignee entered into that certain Assignment, Conveyance, and Bill of Sale, dated of even date herewith, pursuant to which Sellers will transfer and convey the Underlying Properties (as defined in the Trust Agreement) to Assignee.

E.    The CHKR Documents contain certain restrictions on the transfer of the Underlying Properties and on the assignment of Assignors’ rights and obligations under the CHKR Documents.

F.    Assignors desire to assign to Assignee, and Assignee desires to receive and assume from Assignors, all of Assignors’ right, title and interest in and to, and all of their obligations under, arising out of or relating to the CHKR Documents in a written instrument for the express benefit of Chesapeake Granite Wash Trust (“CHKR”) as required in the Conveyances.

G.    CHKR is a party to the CHKR Documents and signs this Assignment solely to acknowledge the assignments and assumptions described here, and its express rights as a third-party beneficiary hereto.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

1.Assignment. Assignors hereby assign, transfer and convey unto Assignee, all of Assignors’ right, title, and interest in and to, and all of their duties and obligations under, the CHKR Documents (the “Assigned Rights and Obligations”).
2.Acknowledgment; Assumption. Assignee hereby acknowledges that the Underlying Properties are taken subject to and burdened with the Royalty Interest (as defined in the CHKR Documents) and by the CHKR Documents. Assignee hereby assumes all of the Assigned Rights and Obligations, all rights and benefits relating thereto and all duties, obligations and liabilities associated therewith or arising thereunder, and Assignee agrees to be bound by, comply with and perform all of the terms and conditions thereof in the CHKR Documents from and after the Closing, but effective for all purposes as of the Effective Time.
3.Conditions and Acknowledgements; Effect of Assignment.
(a)    Assignors hereby certify to CHKR that (i) the this Assignment is in full compliance with the requirements related to the transfer of the Underlying Properties in the CHKR Documents, including without limitation, those set forth in Section 3.02(d) of the Trust Agreement and Section 11.01(a) of each Conveyance (as defined in the CHKR Documents), and (ii) the Underlying Properties as assigned hereunder remain subject to, and burdened by, the Royalty Interest that burden such Underlying Properties.
(b)    Paragraph 13(b) of the Sale Order preempted the consent provision of Section 5.6 of the Administrative Services Agreement, and declared such provision void and of no force or effect. By its acknowledgement of this Agreement, the Trustee confirms that CHK has provided written notice of the sale of the Underlying Properties pursuant to this Assignment as required in Section 3.02(d) of the Trust Agreement.
(c)    Accordingly, in accordance with Section 11.01(b) of the Conveyances (as defined in the CHKR Documents), CELLC shall be relieved of all obligations, requirements and responsibilities arising under the Conveyances with respect to the Underlying Properties.

4.Purchase Agreement. This Assignment is expressly made subject to the Purchase Agreement, the terms of which shall survive the delivery of this Assignment as provided therein. In the event of a conflict between this Assignment and the Purchase Agreement, the Purchase Agreement shall control to the extent of such conflict. By executing, delivering and accepting this Assignment, Assignors and Assignee do not intend to cause a merger of the terms of the Purchase Agreement into this Assignment and all covenants, indemnities and other terms and provisions set forth in the Purchase Agreement shall remain in full force and effect on and after the date hereof to the extent set forth in the Purchase Agreement.
5.Further Assurances. Assignors and Assignee agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Assignment.
6.Exhibits. All Exhibits that are referred to herein are hereby made part of this Assignment and incorporated herein by such reference. References in this Assignment to articles, sections and Exhibits are to articles, sections and Exhibits of this Assignment unless otherwise specified.
7.Choice of Law. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Assignment shall be governed and construed in accordance with the Laws of the State of Oklahoma excluding any conflicts of Law rule or principle that might refer construction of such provisions to the Laws of another jurisdiction; provided that any dispute with respect to real property shall be governed and construed in accordance with the Laws of the state where such real property is located. The venue for any action brought under this Assignment shall be the Bankruptcy Court; provided that if the Chapter 11 case is closed, each party consents to the non-exclusive jurisdiction in personam by the United States federal district courts located in Oklahoma County, Oklahoma (or if the federal district courts do not have jurisdiction, then any state court in Oklahoma County, Oklahoma) for any action, suit or proceeding arising out of or relating to this Assignment, the other documents contemplated by this Assignment, or any transaction contemplated hereby or thereby.
8.Waiver of jury trial, special damages, etc. EACH OF ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, (B) WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION OR ARBITRATION ANY “SPECIAL DAMAGES,” AS DEFINED BELOW, EXCEPT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY “SPECIAL DAMAGES,” AS DEFINED BELOW TO A THIRD PARTY THAT IS NOT AN INDEMNIFIED PARTY (C) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR EITHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVERS, AND (D) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT AND THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION, IN EACH CASE IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH WAIVERS ARE TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY PARTY. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECULATIVE, AND PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED, INCLUDING DAMAGES FOR LOSS OF PROFIT AND/OR BUSINESS INTERRUPTIONS), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH EITHER PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO THE OTHER PARTY HERETO OR ANY CLAIMS OF ANY PERSON FOR WHICH ONE PARTY HAS AGREED TO PROVIDE INDEMNIFICATION UNDER THIS ASSIGNMENT OR THE PURCHASE AGREEMENT.
9.Conspicuousness. ASSIGNORS AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS ASSIGNMENT IN BOLD-TYPE ALL CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.
10.Counterparts; Electronic Transmission. This Assignment may be manually or electronically executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. The execution and delivery of this Assignment by any Party may be evidenced by electronic transmission (including scanned documents delivered by email), which shall be binding upon all Parties.
11.Successors and Assigns. This Assignment and its covenants shall inure to the benefit of and be binding upon the successors and assigns of Assignors and Assignee.
12.Severability. If any clause or provision of this Assignment is illegal, invalid or unenforceable under any present or future law, the remainder of this Assignment will not be affected thereby. It is the intention of the Parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible to make such provision legal, valid and enforceable.
13.Third-Party Beneficiaries. Nothing in this Assignment, express or implied, is intended to confer upon anyone, other than (a) the Parties hereto and their respective successors and assigns and (b) the Trust, which is an express third party beneficiary of this Assignment, any rights or remedies under or by reason of this Assignment or to constitute any Person a Third-Party beneficiary of this Assignment.
14.Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement or the CHKR Documents, as applicable.

15.Limitation of Liability. It is expressly understood and agreed by the Parties hereto that (a) this Assignment is acknowledged by the Trustee not individually or personally, but solely as Trustee in the exercise of the powers and authority conferred and vested in it, and (b) under no circumstances shall the Trustee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Assignors or Assignee under the CHKR Documents.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date set forth above, but effective for all purposes as of the Effective Time.

"ASSIGNORS"

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

CHESAPEAKE EXPLORATION, L.L.C., an Oklahoma limited liability company

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

CHESAPEAKE E&P HOLDING, L.L.C., an Oklahoma limited liability company

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer
Signature Page to Assignment and Assumption Agreement

"ASSIGNEE"

TAPSTONE ENERGY, LLC, a Delaware limited liability corporation

By:	/s/ Steven C. Dixon
Name:	Steven C. Dixon
Title:	President and Chief Executive Officer
Signature Page to Assignment and Assumption Agreement

Acknowledged solely for purposes of Sections 3(b) and 13:

"CHKR"

CHESAPEAKE GRANITE WASH TRUST, a Delaware statutory trust

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Signature Page to Assignment and Assumption Agreement

EXHIBIT A

CHKR Documents

1.Amended and Restated Trust Agreement, dated as of November 16, 2011 (the “Trust Agreement”), by and among Chesapeake Energy Corporation, Chesapeake Exploration, L.L.C., The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Corporation Trust Company, as Delaware Trustee.
2.Administrative Services Agreement, dated as of November 16, 2011, by and between Chesapeake Energy Corporation and Chesapeake Granite Wash Trust.
3.Perpetual Overriding Royalty Interest Conveyance (PDP), dated as of November 16, 2011, by and between Chesapeake Exploration, L.L.C. and Chesapeake Granite Wash Trust.
4.Perpetual Overriding Royalty Interest Conveyance (PUD), dated as of November 16, 2011, by and between Chesapeake Exploration, L.L.C. and Chesapeake Granite Wash Trust.
5.Term Overriding Royalty Interest Conveyance (PDP), dated as of November 16, 2011, by and between Chesapeake Exploration, L.L.C. and Chesapeake E&P Holding Corporation.
6.Term Overriding Royalty Interest Conveyance (PUD), dated as of November 16, 2011, by and between Chesapeake Exploration, L.L.C. and Chesapeake E&P Holding Corporation.
7.Registration Rights Agreement, dated as of November 16, 2011, by and among Chesapeake Energy Corporation, Chesapeake Exploration, L.L.C. and Chesapeake Granite Wash Trust.
8.Assignment of Term Overriding Royalty Interests, dated as of November 16, 2011, by and between Chesapeake E&P Holding Corporation and Chesapeake Granite Wash Trust.

Exhibit A